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                                                                   Exhibit 10(9)

                                   AMENDMENT
                                      TO
                             THE MEAD CORPORATION
                         EXCESS EARNINGS BENEFIT PLAN

     WHEREAS, The Mead Corporation ("Mead") heretofore established The Mead Corporation Excess Earnings Benefit Plan (the "Plan") and subsequently amended the Plan, and

     WHEREAS, Mead desires to further amend the Plan pursuant to the power reserved to Mead's Compensation Committee by Section 6 of the Plan;

     NOW THEREFORE, the Plan is hereby amended, effective as of October 26, 2001, as follows:

     1.   Subsection 4.5 is revised to read as follows:

          4.5  EXCAP Credit in Lieu of Distribution.  A Participant who is also
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          a Participant in the EXCAP may elect to waive his right to receive any amount otherwise distributable to him pursuant to the provisions of subsection 4.1 and to have the same amount credited for his benefit
          (as of the date distribution would have been made) and subsequently distributed to him under the terms of the EXCAP. An election made by a Participant in accordance with the provisions of this subsection must be in such written form as the Committee shall decide and filed with the Plan Administrator at least three months prior to the Participant's employment termination with the Employers and Affiliates with respect to distributions made on or after employment termination or, as an additional alternative, filed at any time prior to a Change in Control (as defined in Section 3.01 of Benefits Trust Agreement) with respect to distributions made on or after a Change in Control. An election made by a Participant pursuant to the foregoing sentence shall be revocable at any time that is at least three months prior to the date of termination of employment with the Employers and Affiliates or a Change in Control, as appropriate. In no event shall this subsection be applicable to any amount distributable to a Participant's surviving Spouse pursuant to the provisions of subsection 4.2.